EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
October 31, 2007

Huron Consulting Group Reports Third Quarter 2007 Financial Results

•	Revenues of $134.1 million for Q3 2007 increased 78.3% from $75.2 million in Q3 2006.
•	Revenues of $368.3 million for the nine months ended September 30, 2007 increased 79.5% from $205.2 million in the same period last year.
•	Diluted earnings per share for Q3 2007 were $0.58 compared to $0.39 in Q3 2006.
•
Average number of full-time billable consultants totaled 1,048 for Q3 2007 compared to 719 for Q3 2006. Average number of full-time equivalent professionals(4) totaled 622 for Q3 2007 compared to 184 in the same period last year.

CHICAGO - October 31, 2007 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the third quarter and nine months ended September 30, 2007.

"Huron continued its strong growth in the quarter, and we again proved the value of our balanced portfolio of service offerings. The strength of our Healthcare and Education Consulting and Legal Consulting businesses were excellent this quarter. We are also optimistic about the continued growth prospects for our Financial Consulting business with the acquisition of Callaway Partners this quarter and we think our Corporate Consulting business has great potential," said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group.

“We are seeing opportunities across all our businesses in what is a very large consulting marketplace. By being able to attract and retain the right people focused on delivering superior client service, Huron is well positioned for long-term growth,” added Holdren.

Third Quarter 2007 Results
Revenues of $134.1 million for the third quarter of 2007 increased 78.3% from $75.2 million for the third quarter of 2006. The Company's third quarter 2007 operating income increased 80.0% to $21.8 million compared to $12.1 million in the third quarter of 2006. Net income was $10.5 million, or $0.58 per diluted share, for the third quarter of 2007 compared to $6.8 million, or $0.39 per diluted share, for the same quarter last year. Financial results for the third quarter of 2007 and 2006 included $2.2 million and $0.4 million, respectively, of rapid amortization on intangible assets.

Third quarter 2007 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(5) increased 82.6% to $28.3 million, or 21.1% of revenues, compared to $15.5 million, or 20.6% of revenues, in the comparable quarter last year. Adjusted EBITDA(5), which excludes share-based compensation expense, increased 86.0% to $33.5 million in the third quarter of 2007, or 25.0% of revenues, compared to $18.0 million, or 24.0% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants increased 45.8% to 1,048 in the third quarter of 2007 compared to 719 in the same quarter last year. Huron also has a number of variable, on-demand consultants, contract reviewers and other professionals who generate revenues based on units produced, such as pages reviewed and data processed. The average number of full-time equivalent professionals(4) increased 238.0% to 622 in the third quarter of 2007 compared to 184 for the comparable period in 2006. Full-time billable consultant utilization rate was 73.9% during the third quarter of 2007 compared with 78.9% during the same period last year. Average billing rate per hour for full-time billable consultants increased 10.0% to $286 for the third quarter of 2007 from $260 for the third quarter of 2006.

Year-to-Date Results
Revenues of $368.3 million for the nine months ended September 30, 2007 increased 79.5% from $205.2 million for the same period last year. The Company's operating income increased 82.8% to $60.5 million for the nine months ended September 30, 2007 compared to $33.1 million the same period last year. Net income was $30.4 million, or $1.69 per diluted share, for the nine months ended September 30, 2007 compared to $18.7 million, or $1.08 per diluted share, for the comparable period last year. Financial results for the first nine months of 2007 and 2006 included $6.7 million and $2.1 million, respectively, of rapid amortization of intangible assets.

Year-to-date 2007 EBITDA(5) increased 93.2% to $79.8 million, or 21.7% of revenues, compared to $41.3 million, or 20.1% of revenues, in the same period last year. Adjusted EBITDA(5), which excludes share-based compensation expense and costs associated with a secondary offering of the Company's common stock in the first quarter of 2006, increased 91.5% to $94.0 million in the first nine months of 2007, or 25.5% of revenues, compared to $49.1 million, or 23.9% of revenues, in the comparable period last year.

Full-time billable consultant utilization rate was 76.5% during the first nine months of 2007 compared with 77.7% during the same period last year. Average billing rate per hour for full-time billable consultants increased 6.1% to $279 for the first nine months of 2007 from $263 in the same period last year.

New Operating Segments for 2007
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand.

In response to Huron's continued organic growth and acquisitions of complementary businesses, the Company has reorganized its practice areas and service lines, effective January 1, 2007, to better meet market demand and serve clients. Under the new organizational structure, Huron has four operating segments as follows: Financial Consulting; Legal Consulting; Health and Education Consulting; and Corporate Consulting.

Segment results are included in the attached schedules and in Huron's Form 10-Q filing for the quarter ended September 30, 2007.

Acquisitions
In January 2007, Huron acquired Wellspring Partners LTD, a leading management consulting firm specializing in integrated performance improvement services for hospitals and health systems, and Glass & Associates, Inc., a leading turnaround and restructuring firm.

In July 2007, Huron acquired Callaway Partners, LLC, an accounting and finance professional services firm. Callaway specializes in project management and staff augmentation for clients, focusing on general accounting/finance support, accounting and SEC reporting advisory services, internal audit, Sarbanes-Oxley compliance and corporate tax solutions.

Outlook for 2007
Based on currently available information, the Company expects Q4 2007 revenues before reimbursable expenses in a range of $135.0 million to $138.0 million, EBITDA in a range of $28.0 million to $29.5 million, operating income in a range of $22.5 million to $23.5 million, and between $0.61 and $0.65 in diluted earnings per share.

The Company anticipates full year 2007 revenues before reimbursable expenses in a range of $503.0 million to $506.0 million, EBITDA in a range of $107.5 million to $109.0 million, operating income in a range of $83.0 million to $84.0 million, and between $2.30 and $2.34 in diluted earnings per share.

Third Quarter 2007 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com . A rebroadcast will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com ..

Statements in this press release that are not historical in nature and concern Huron Consulting Group's current expectations about the Company's reported results for 2007 and future results in 2007 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates, number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2006 annual report on Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues and reimbursable expenses:
Revenues	$134,051	$75,194	$368,326	$205,150
Reimbursable expenses	11,286	7,921	32,231	20,051
Total revenues and reimbursable expenses	145,337	83,115	400,557	225,201
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	80,237	42,973	213,648	116,399
Intangible assets amortization	2,208	467	6,752	2,183
Reimbursable expenses	11,108	7,907	32,039	20,240
Total direct costs and reimbursable expenses	93,553	51,347	252,439	138,822
Operating expenses:
Selling, general and administrative	25,675	16,724	75,108	47,278
Depreciation and amortization	4,283	2,921	12,502	5,998
Total operating expenses	29,958	19,645	87,610	53,276
Operating income	21,826	12,123	60,508	33,103
Other income (expense):
Interest income (expense), net	(2,621)	(404)	(5,871)	(365)
Other income	11	—	136	—
Total other expense	(2,610)	(404)	(5,735)	(365)
Income before provision for income taxes	19,216	11,719	54,773	32,738
Provision for income taxes	8,729	4,934	24,374	14,077
Net income	$10,487	$6,785	$30,399	$18,661

Earnings per share:
Basic	$0.61	$0.41	$1.80	$1.15
Diluted	$0.58	$0.39	$1.69	$1.08

Weighted average shares used in calculating earnings per share:
Basic	17,033	16,424	16,868	16,272
Diluted	18,137	17,415	17,967	17,220

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$3,742	$16,572
Receivables from clients, net	86,157	41,848
Unbilled services, net	41,116	22,627
Income tax receivable	4,097	3,637
Deferred income taxes	24,674	15,290
Other current assets	9,025	6,435
Total current assets	168,811	106,409
Property and equipment, net	33,764	27,742
Deferred income taxes	3,786	5,433
Deposits and other assets	7,503	2,294
Intangible assets, net	16,117	4,238
Goodwill	190,780	53,328
Total assets	$420,761	$199,444

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,937	$2,684
Accrued expenses	26,011	12,712
Accrued payroll and related benefits	52,661	41,649
Income tax payable	140	—
Deferred revenues	4,466	4,035
Bank borrowings	—	8,000
Current portion of notes payable and capital lease obligations	1,143	1,282
Total current liabilities	88,358	70,362
Non-current liabilities:
Deferred compensation and other liabilities	3,145	1,169
Notes payable and capital lease obligations, net of current portion	—	1,000
Bank borrowings	154,500	—
Deferred lease incentives	9,934	10,333
Total non-current liabilities	167,579	12,502
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,216,491 and 18,470,623 shares issued at September 30, 2007 and December 31, 2006, respectively	182	178
Treasury stock, at cost, 522,688 and 398,783 shares at September 30, 2007 and December 31, 2006, respectively	(16,094)	(9,396)
Additional paid-in capital	104,112	79,598
Retained earnings	76,599	46,200
Accumulated other comprehensive income	25	—
Total stockholders’ equity	164,824	116,580
Total liabilities and stockholders’ equity	$420,761	$199,444

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2007	2006
Revenues and reimbursable expenses:
Financial Consulting	$39,983	$28,618	39.7%
Legal Consulting	23,346	12,971	80.0%
Health and Education Consulting	49,767	21,088	136.0%
Corporate Consulting	20,955	12,517	67.4%
Total revenues	134,051	75,194	78.3%
Total reimbursable expenses	11,286	7,921	42.5%
Total revenues and reimbursable expenses	$145,337	$83,115	74.9%
Operating income:
Financial Consulting	$11,656	$13,033	(10.6%)
Legal Consulting	7,243	3,650	98.4%
Health and Education Consulting	18,783	6,592	184.9%
Corporate Consulting	7,036	4,955	42.0%
Total segment operating income	44,718	28,230	58.4%
Operating expenses not allocated to segments	22,892	16,107	42.1%
Total operating income	$21,826	$12,123	80.0%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Financial Consulting	358	258	38.8%
Legal Consulting	165	118	39.8%
Health and Education Consulting	417	257	62.3%
Corporate Consulting	218	131	66.4%
Total	1,158	764	51.6%
Average number of full-time billable consultants (for the period) (1):
Financial Consulting	321	244
Legal Consulting	143	115
Health and Education Consulting	390	237
Corporate Consulting	194	123
Total	1,048	719
Full-time billable consultant utilization rate (2):
Financial Consulting	68.7%	82.9%
Legal Consulting	74.6%	71.8%
Health and Education Consulting	80.2%	82.3%
Corporate Consulting	69.6%	71.8%
Total	73.9%	78.9%
Full-time billable consultant average billing rate per hour (3):
Financial Consulting	$276	$280
Legal Consulting	$243	$227
Health and Education Consulting	$292	$228
Corporate Consulting	$315	$309
Total	$286	$260
Revenue per full-time billable consultant (in thousands):
Financial Consulting	$86	$113
Legal Consulting	$79	$74
Health and Education Consulting	$110	$85
Corporate Consulting	$106	$101
Total	$98	$95

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Other Operating Data:	2007	2006
Average number of full-time equivalents (for the period) (4):
Financial Consulting	210	10	N/M
Legal Consulting	342	162	111.1%
Health and Education Consulting	65	10	N/M
Corporate Consulting	5	2	150.0%
Total	622	184	238.0%
Revenue per full-time equivalents (in thousands):
Financial Consulting	$59	$110
Legal Consulting	$35	$27
Health and Education Consulting	$104	$89
Corporate Consulting	$76	$59
Total	$51	$36

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase
Segment and Consolidated Operating Results (in thousands):	2007	2006
Revenues and reimbursable expenses:
Financial Consulting	$109,264	$78,648	38.9%
Legal Consulting	69,412	29,740	133.4%
Health and Education Consulting	131,429	60,228	118.2%
Corporate Consulting	58,221	36,534	59.4%
Total revenues	368,326	205,150	79.5%
Total reimbursable expenses	32,231	20,051	60.7%
Total revenues and reimbursable expenses	$400,557	$225,201	77.9%
Operating income:
Financial Consulting	$43,112	$35,922	20.0%
Legal Consulting	22,417	8,437	165.7%
Health and Education Consulting	45,004	18,315	145.7%
Corporate Consulting	17,152	13,176	30.2%
Total segment operating income	127,685	75,850	68.3%
Operating expenses not allocated to segments	67,177	42,747	57.2%
Total operating income	$60,508	$33,103	82.8%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Financial Consulting	358	258	38.8%
Legal Consulting	165	118	39.8%
Health and Education Consulting	417	257	62.3%
Corporate Consulting	218	131	66.4%
Total	1,158	764	51.6%
Average number of full-time billable consultants (for the period) (1):
Financial Consulting	298	231
Legal Consulting	129	111
Health and Education Consulting	367	219
Corporate Consulting	182	113
Total	976	674
Full-time billable consultant utilization rate (2):
Financial Consulting	75.8%	80.2%
Legal Consulting	76.3%	71.5%
Health and Education Consulting	79.7%	80.2%
Corporate Consulting	71.6%	73.9%
Total	76.5%	77.7%
Full-time billable consultant average billing rate per hour (3):
Financial Consulting	$295	$287
Legal Consulting	$243	$230
Health and Education Consulting	$266	$228
Corporate Consulting	$307	$317
Total	$279	$263
Revenue per full-time billable consultant (in thousands):
Financial Consulting	$318	$332
Legal Consulting	$242	$226
Health and Education Consulting	$301	$260
Corporate Consulting	$312	$322
Total	$301	$289

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase
Other Operating Data:	2007	2006
Average number of full-time equivalents (for the period) (4):
Financial Consulting	75	6	N/M
Legal Consulting	358	56	N/M
Health and Education Consulting	62	12	416.7%
Corporate Consulting	5	1	400.0%
Total	500	75	N/M
Revenue per full-time equivalents (in thousands):
Financial Consulting	$193	$332
Legal Consulting	$107	$84
Health and Education Consulting	$335	$268
Corporate Consulting	$299	$171
Total	$150	$134

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
Segment and Consolidated Operating Results (in thousands):	Mar. 31, 2006	Jun. 30, 2006	Sep. 30, 2006	Dec. 31, 2006	Mar. 31, 2007	Jun. 30, 2007
Revenues and reimbursable expenses:
Financial Consulting	$26,049	$23,981	$28,618	$30,572	$36,612	$32,669
Legal Consulting	7,550	9,219	12,971	18,034	23,271	22,795
Health and Education Consulting	18,424	20,716	21,088	23,880	38,852	42,810
Corporate Consulting	10,164	13,853	12,517	10,952	17,274	19,992
Total revenues	62,187	67,769	75,194	83,438	116,009	118,266
Total reimbursable expenses	5,439	6,691	7,921	13,279	10,035	10,910
Total revenues and reimbursable expenses	$67,626	$74,460	$83,115	$96,717	$126,044	$129,176
Operating income:
Financial Consulting	$11,703	$11,186	$13,033	$14,382	$16,175	$15,281
Legal Consulting	2,157	2,630	3,650	5,447	7,902	7,272
Health and Education Consulting	5,288	6,435	6,592	7,060	12,200	14,021
Corporate Consulting	3,607	4,614	4,955	4,640	4,196	5,920
Total segment operating income	22,755	24,865	28,230	31,529	40,473	42,494
Operating expenses not allocated to segments	13,082	13,558	16,107	17,123	21,558	22,727
Total operating income	$9,673	$11,307	$12,123	$14,406	$18,915	$19,767

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Financial Consulting	224	225	258	268	281	291
Legal Consulting	109	112	118	121	121	126
Health and Education Consulting	207	220	257	274	352	355
Corporate Consulting	96	113	131	131	170	168
Total	636	670	764	794	924	940
Average number of full-time billable consultants (for the period) (1):
Financial Consulting	223	223	244	260	280	288
Legal Consulting	103	110	115	120	121	122
Health and Education Consulting	212	211	237	265	345	356
Corporate Consulting	101	111	123	132	173	170
Total	639	655	719	777	919	936
Full-time billable consultant utilization rate (2):
Financial Consulting	83.9%	73.4%	82.9%	85.6%	85.0%	74.6%
Legal Consulting	67.7%	74.6%	71.8%	72.5%	75.5%	79.0%
Health and Education Consulting	78.1%	80.2%	82.3%	77.0%	78.3%	80.5%
Corporate Consulting	71.6%	78.5%	71.8%	69.4%	68.4%	77.1%
Total	77.5%	76.7%	78.9%	77.9%	78.1%	77.9%
Full-time billable consultant average billing rate per hour (3):
Financial Consulting	$283	$299	$280	$282	$298	311
Legal Consulting	$225	$236	$227	$238	$238	247
Health and Education Consulting	$221	$236	$228	$239	$248	255
Corporate Consulting	$296	$341	$309	$280	$293	311
Total	$256	$274	$260	$261	$271	281

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
Other Operating Data:	Mar. 31, 2006	Jun. 30, 2006	Sep. 30, 2006	Dec. 31, 2006	Mar. 31, 2007	Jun. 30, 2007
Revenue per full-time billable consultant (in thousands):
Financial Consulting	$116	$105	$113	$112	$126	$111
Legal Consulting	$72	$83	$74	$69	$78	$85
Health and Education Consulting	$82	$92	$85	$85	$94	$99
Corporate Consulting	$101	$124	$101	$82	$97	$114
Total	$95	$100	$95	$91	$102	$104
Average number of full-time equivalents (for the period) (4):
Financial Consulting	2	5	10	9	10	6
Legal Consulting	2	1	162	320	395	341
Health and Education Consulting	10	21	10	12	63	60
Corporate Consulting	—	—	2	2	5	6
Total	14	27	184	343	473	413
Revenue per full-time equivalents (in thousands):
Financial Consulting	$113	$134	$110	$147	$147	$97
Legal Consulting	$76	$105	$27	$31	$35	$36
Health and Education Consulting	$98	$64	$89	$104	$103	$125
Corporate Consulting	$—	$—	$59	$56	$114	$91
Total	$98	$80	$36	$36	$47	$51

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of our variable, on-demand consultants, contract reviewers and other professionals who generate revenues based on units produced, such as pages reviewed and data processed.
N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION (5)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues	$134,051	$75,194	$368,326	$205,150

Operating income	$21,826	$12,123	$60,508	$33,103
Add back:
Depreciation and amortization	6,491	3,388	19,254	8,181
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	28,317	15,511	79,762	41,284
Add back:
Share-based compensation	5,187	2,501	14,238	7,223
Secondary offering costs	—	—	—	567
Total adjusted items	5,187	2,501	14,238	7,790
Adjusted EBITDA (5)	$33,504	$18,012	$94,000	$49,074
Adjusted EBITDA as a percentage of revenues	25.0%	24.0%	25.5%	23.9%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE SECONDARY OFFERING COSTS
 AND ADJUSTED NET INCOME (5)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net income	$10,487	$6,785	$30,399	$18,661
Diluted earnings per share	$0.58	$0.39	$1.69	$1.08

Add back: Secondary offering costs, net of tax	—	—	—	567
Net income before secondary offering costs (5)	$10,487	$6,785	$30,399	$19,228
Diluted earnings per share before secondary offering costs (5)	$0.58	$0.39	$1.69	$1.12

Add back other adjustments:
Amortization of intangible assets	3,791	1,457	11,447	3,516
Share-based compensation	5,187	2,501	14,238	7,223
Tax effect	(3,672)	(1,613)	(10,505)	(4,392)
Total adjustments, net of tax	5,306	2,345	15,180	6,347
Adjusted net income (5)	$15,793	$9,130	$45,579	$25,575
Adjusted diluted earnings per share (5)	$0.87	$0.52	$2.54	$1.49

(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, net income before secondary offering costs, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.